UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama	35243
(Address of Principal Executive Offices)	(Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Infinity Property and Casualty Corporation (the “Company”) approved the performance criteria and goals for 2006 under the Company’s Annual Bonus Plan. Under the Annual Bonus Plan for 2006, the overall bonus was weighted pursuant to the following performance measurements:

Earnings per Share	50%
Combined Ratio	25%
Gross Written Premium Growth	25%

The actual bonuses payable for 2006 varied from 0% to 200% of the bonus targets, set forth below, depending on the extent to which the Company’s actual performance met, exceeded or fell short of the performance targets determined by the Committee.

James R. Gober	100% of Base Salary
Samuel J. Simon	60% of Base Salary
Roger Smith	60% of Base Salary

On February 26, 2007, the Committee approved the following payouts based upon 2006 performance:

James R. Gober	$651,406
Samuel J. Simon	$284,250
Roger Smith	$213,188

On February 26, 2007, the Committee approved the performance criteria and goals for 2007 under the Company’s Annual Bonus Plan. Under the Annual Bonus Plan for 2007, the overall bonus is weighted pursuant to the following performance measurements:

Earnings per Share	50%
Statutory Accident Year Combined Ratio	25%
Gross Written Premium Growth	25%

The actual bonuses payable for 2007 vary from 0% to 200% of the bonus targets, set forth below, depending on the extent to which the Company’s actual performance meets, exceeds or falls short of the performance targets determined by the Committee.

James R. Gober	100% of Base Salary
Samuel J. Simon	60% of Base Salary
Roger Smith	60% of Base Salary

On February 26, 2007, the Nominating and Corporate Governance Committee elected to increase the approximate value of the annual equity retainer, payable in the form of restricted stock, for each non-employee director from $25,000 to $50,000 (with the number of shares granted to each non-employee director to be determined in accordance with the formula set forth in Section 1.a. of the Non-Employee Directors’ Stock Ownership Plan, as set forth in Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 12, 2005, with the “Stock Grant Value” being equal to $50,000).

During the first quarter of 2006, the Company established the performance criteria and goals for John R. Miner’s, Regional President, and Joseph A. Pietrangelo’s, Regional President, 2006 incentive plan. Under each of these two officer’s 2006 incentive plan, the overall bonus was weighted pursuant to the following performance measurements:

Earnings per Share	20%
Accident Year Combined Operating Ratio coupled with Net Written Premium Growth in the Regional President’s Region	50%
Accident Year Combined Operating Ratio coupled with Net Written Premium Growth at the Parent Company Level	30%

The actual bonuses payable for 2006 varied from 0% to 204% of the bonus targets, set forth below, depending on the extent to which the Regional President’s and the Company’s actual performance met, exceeded or fell short of the performance targets determined by the Company.

John R. Miner	$300,000
Joseph A. Pietrangelo	$150,000

On February 26, 2007, the Company established that the bonuses payable to Messrs. Miner and Pietrangelo for 2006 performance would be $282,138 and $89,319, respectively, of which $183,138 and $65,694 is payable in the first quarter of 2007 to Messrs. Miner and Pietrangelo, respectively, and the remainder of which is payable during the first quarter of 2008 and which is subject to upward or downward adjustment based upon the favorable or unfavorable development of the relevant combined operating ratios for accident year 2006 during the 2007 calendar year.

On March 1, 2007, the Company established the performance criteria and goals for the 2007 incentive plans for Messrs. Miner and Pietrangelo. Under Mr. Miner’s 2007 incentive plan, the overall bonus is weighted pursuant to the following performance measurements:

Accident Year Combined Operating Ratio coupled with Net Written Premium Growth in the Regional President’s Region	60%
Accident Year Combined Operating Ratio coupled with Net Written Premium Growth at the Parent Company Level	40%

Under Mr. Pietrangelo’s 2007 incentive plan, the overall bonus is weighted pursuant to the following performance measurements:

Accident Year Combined Operating Ratio coupled with Net Written Premium Growth in the Regional President’s Region	75%
Accident Year Combined Operating Ratio coupled with Net Written Premium Growth at the Parent Company Level	25%

The actual bonuses payable for 2007 vary from 0% to 205% of the bonus targets, set forth below, depending on the extent to which the Regional President’s and the Company’s actual performance meets, exceeds or falls short of the performance targets determined by the Company.

John R. Miner	$250,000
Joseph A. Pietrangelo	$150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President,
General Counsel and Secretary

March 2, 2007